UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2008

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In August 2004, SYNNEX Corporation (the “Company”), through its subsidiary, SYNNEX Canada Limited, acquired substantially all of the outstanding common stock of EMJ Data Systems Limited (“EMJ”), a publicly traded Canadian company on the Toronto Stock Exchange. In connection with this acquisition, the Company entered into an employment agreement and an escrow and purchase agreement (the “Escrow Agreement”) with Jim Estill, the then President and CEO of EMJ. Pursuant to the terms of the Escrow Agreement, which together with the employment agreement constitute the entire agreement and understanding with respect to Mr. Estill’s employment with the Company, Mr. Estill’s wholly-owned holding company is required to use a portion of Mr. Estill’s proceeds from the sale of EMJ to purchase on the open market CDN$5 million of the Company’s common stock, which stock is to be held in escrow for a period of 5 years.

On October 20, 2008, the Compensation Committee agreed to terminate the Escrow Agreement. All other terms and conditions of Mr. Estill’s employment agreement remain unchanged and are valid and enforceable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2008

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and
Corporate Secretary